UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
October 21, 2011
RAYONIER INC.
COMMISSION FILE NUMBER 1-6780
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 21, 2011, the Board of Directors of Rayonier Inc. ("Rayonier") elected Paul G. Boynton, age 47, to the position of President and Chief Executive Officer effective January 1, 2012. Mr. Boynton will succeed Lee M. Thomas, who will continue to serve as Chairman of the Board of Directors through May 17, 2012, at which time Mr. Boynton will also assume the title of Chairman and Mr. Thomas will retire from the Board. A copy of the press release announcing Mr. Boynton's election is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Mr. Boynton was elected to the Rayonier Board of Directors on February 18, 2011 and is currently the President and Chief Operating Officer of Rayonier, a position he has held since October 1, 2010. Previously he held a number of positions of increasing responsibility with Rayonier, including Senior Vice President, Performance Fibers from July 2002-January 2008, Senior Vice President, Performance Fibers and Wood Products from January 2008-November 2009 and Executive Vice President, Forest Resources and Real Estate from November 2009-October 2010. Mr. Boynton joined Rayonier as Director, Specialty Pulp Marketing and Sales in 1999. Prior to joining Rayonier, he held positions with 3M Corporation from 1990 to 1999, most recently as Global Brand Manager, 3M Home Care Division (a global manufacturer and marketer of cleaning tool products). Mr. Boynton serves on the Board of Directors of The Brink's Company and is a director of the National Alliance of Forest Owners. He holds a B.S. in Mechanical Engineering from Iowa State University, an M.B.A. from the University of Iowa, and graduated from the Harvard University Graduate School of Business Advanced Management Program.

Item 9.01.	Financial Statements and Exhibits
A copy of the press release announcing Mr. Boynton's election is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ HANS E. VANDEN NOORT
Hans E. Vanden Noort
Senior Vice President and
Chief Financial Officer
October 25, 2011

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Press release entitled “Rayonier Announces CEO Transition; Declares Dividend” issued October 21, 2011.	Furnished herewith

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